                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                    AMERICAN TECHNOLOGY CORPORATION ANNOUNCES
                       $10 MILLION INSTITUTIONAL FINANCING

          New Capital to Accelerate Marketing, Sales and Deliveries of
                   ATC's Core Sound Technologies and Products

(SAN DIEGO, CALIFORNIA - July 17, 2003) - American Technology Corporation (NASDAQ: ATCO) announced today that it received $10 million in institutional financing through the sale of common shares and warrants to selected institutional investors. The institutions are well known technology investors including Vertical Ventures Investments, Special Situations Funds and SDS Merchant Fund.

The company expects to use the net proceeds from this institutional financing for marketing, sales and deliveries of its proprietary core sound technologies and products including Generation II HSS(R) highly directional sound systems, its long range sound products (LRAD(TM) and HIDA(TM)) and thin panel NeoPlanar(R) speakers as well as for general working capital.

"This funding accelerates our corporate mission of Shaping the Future of Sound(TM) by strengthening our balance sheet and providing the resources to expand our sales force and speed deliveries of our revolutionary audio products to original equipment manufacturers and government and military agencies," said James Irish, CEO of American Technology Corporation.

The proceeds are in exchange for 1,818,180 shares of the company's common stock and warrants to purchase 454,547 shares of the company's common stock. The shares of common stock were sold at a price of $5.50 per share and the warrants have an exercise price of $6.75 per share. The warrants are immediately exercisable and expire in July 2007. If exercised, the warrants could generate up to an additional $3 million in proceeds to American Technology.

The common stock and warrants to purchase common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without a registration statement or exemption from registration. The company has agreed to file a registration statement on the securities. The company's Form 8-K, to be filed with the SEC, will provide a description of this transaction and copies of the executed documents.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; HIDA(TM) (High Intensity Directed Acoustics), LRAD(TM) (Long Range Acoustic Device) and Stratified Field(R) Technology. The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.
                                      -------------

                                    - MORE -

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

                                      # # #

Editors Note: HyperSonic Sound, HSS, NeoPlanar, PureBass, HIDA, LRAD, and Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation. All other company, product, and service names are the property of their respective owners.

FOR FURTHER INFORMATION CONTACT:

Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com